UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

RUBY TUESDAY, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RUBY TUESDAY BOARD OF DIRECTORS REJECTS HIGHLY-CONDITIONAL AND NOT FULLY-FINANCED ACQUISITION PROPOSAL

Company Moves Forward with Process to Complete Acquisition by NRD Capital Currently Expected to Close on December 21

Maryville, TN – December 18, 2017 – Ruby Tuesday, Inc. (NYSE: RT) today announced that on December 12, 2017, it received another highly-conditional and not fully-financed proposal from The Boaz Group, LLC (“Boaz”) to purchase all of the outstanding shares of common stock of Ruby Tuesday for $2.88 per share. Boaz was a participant in Ruby Tuesday’s strategic review process and had failed on multiple occasions to produce an actionable proposal despite having been provided with ample time and opportunity to do so. The Board of Directors thoroughly evaluated Boaz’s most recent proposal, including seeking clarifications from Boaz on the proposal, and unanimously determined that the proposal did not constitute and would not reasonably be expected to lead to a superior proposal as compared to the acquisition by NRD Capital and therefore rejected the proposal.

The Board of Directors of Ruby Tuesday continues to unanimously recommend that Ruby Tuesday stockholders vote “FOR” the proposal to approve and adopt the merger agreement with affiliates of NRD Capital.

Boaz, led by Mr. La-Van Hawkins and referred to as “Bidder 11” in Ruby Tuesday’s definitive proxy statement previously filed with the Securities Exchange Commission, first contacted UBS Securities LLC, Ruby Tuesday’s financial advisor, on March 20, 2017 to discuss the contemplated Ruby Tuesday strategic review process. During the process, Boaz submitted six highly-conditional acquisition proposals, none of which contained committed financing despite repeated requests that Boaz needed to provide a fully-financed proposal in order for the proposal to be actionable and repeated assurances from Boaz that financing commitments were forthcoming.

On August 14, 2017, prior to Ruby Tuesday’s entry into exclusivity with an affiliate of NRD Capital, Ruby Tuesday agreed to waive Boaz’s obligations under the standstill provision of its confidentiality agreement to the extent necessary to continue to permit Boaz to submit unsolicited confidential proposals to Ruby Tuesday. However, despite the many opportunities that Ruby Tuesday had provided Boaz to produce an actionable proposal, Boaz had repeatedly disappointed by submitting proposals that in each case lacked a credible financing plan. The new proposal continues to contain many of the same deficiencies that led the Board of Directors to reject the earlier proposals from Boaz. More specifically, the new proposal continues to present substantial execution risk and is conditioned on further due diligence, fails to provide evidence of credible financing sufficient to fund the acquisition, and contains closing conditions incremental to those contained in the merger agreement for the acquisition by NRD Capital. At the direction of the Board of Directors, Ruby Tuesday’s representatives have made inquiries of Boaz for the purpose of clarifying Boaz’s proposal; however, Boaz has not provided any clarification that would sufficiently mitigate the identified deficiencies.

Having already provided Boaz with ample time and opportunity to produce an actionable and fully-financed proposal, and Boaz repeatedly failing to do so, the Board of Directors has unanimously determined that the risk of delaying the acquisition by NRD Capital, which is currently expected to close on December 21, significantly outweighs any benefit that may be achieved by further engagement with Boaz. Accordingly, the Board of Directors of Ruby Tuesday continues to unanimously recommend that Ruby Tuesday stockholders vote “FOR” the proposal to approve and adopt the merger agreement with affiliates of NRD Capital.

About Ruby Tuesday, Inc.

Ruby Tuesday, Inc. owns and franchises Ruby Tuesday brand restaurants. As of September 5, 2017, there were 599 Ruby Tuesday restaurants in 41 states, 14 foreign countries, and Guam. Of those restaurants, we owned and operated 541 Ruby Tuesday restaurants and franchised 58 Ruby Tuesday restaurants. Our Company-owned and operated restaurants are concentrated primarily in the Southeast, Northeast, Mid-Atlantic, and Midwest of the United States, which we consider to be our core markets. For more information about Ruby Tuesday, please visit www.rubytuesday.com.

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. In connection with the proposed transaction between Ruby Tuesday and a fund managed by NRD Capital, Ruby Tuesday has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement relating to the approval of the proposed transaction on November 20, 2017. The definitive proxy statement has been mailed to stockholders of Ruby Tuesday. This communication is not a substitute for the definitive proxy statement or any other documents Ruby Tuesday and/or NRD Capital may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF RUBY TUESDAY AND NRD CAPITAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement and any other documents filed with the SEC by Ruby Tuesday and/or NRD Capital through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Ruby Tuesday will be available free of charge on Ruby Tuesday’s internet website at http://www.rubytuesday.com or by contacting Ruby Tuesday’s Investor Relations Director by email at RubyTuesdayIR@icrinc.com or by phone at (646) 277-1273.

Participants in Solicitation

Ruby Tuesday, NRD Capital, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Ruby Tuesday is set forth in the definitive proxy statement, its Annual Report on Form 10-K for the fiscal year ended June 6, 2017, which was filed with the SEC on August 21, 2017 and amended on October 4, 2017, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, which may be different than those of Ruby Tuesday’s stockholders, is contained in the definitive proxy statement and other relevant materials filed with the SEC.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between Ruby Tuesday and NRD Capital are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Ruby Tuesday and NRD Capital, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in Ruby Tuesday’s definitive proxy statement, most recent report on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

•	failure of NRD Capital to obtain the financing required to consummate the proposed transaction;
•	failure to obtain the approval of stockholders of Ruby Tuesday in connection with the proposed transaction;

•	the failure to consummate or delay in consummating the proposed transaction for other reasons;
•	the timing to consummate the proposed transaction;
•	the risk that a condition to closing of the proposed transaction may not be satisfied; and
•	the diversion of management time to transaction-related issues.

Ruby Tuesday’s forward-looking statements are based on assumptions that Ruby Tuesday believes to be reasonable but that may not prove to be accurate. Neither Ruby Tuesday nor NRD Capital can guarantee future results, level of activity, performance or achievements. Moreover, neither Ruby Tuesday nor NRD Capital assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Ruby Tuesday and NRD Capital assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts:

Media

ICR

Christine Beggan, 203-682-8329

RubyTuesday@icrinc.com

Or

Investors

ICR

Melissa Calandruccio, CFA, 646-277-1273

RubyTuesdayIR@icrinc.com